UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 3, 2006

SOUTHRIDGE ENTERPRISES INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-51306

(Commission File Number)

98-0435537

(IRS Employer Identification No.)

3625 N. Hall Street, Suite 900, Dallas Texas 75219-5106

(Address of principal executive offices and Zip Code)

(888) 862-2192 Ext: 4

(Registrant's telephone number, including area code)

50 Caldwell Court N.W., Edmonton, Alberta, Canada T6M 2X4

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective October 3, 2006 we have effected a five (5) for one (1) forward stock split of our authorized, issued and outstanding shares. As a result, our authorized capital has increased from 100,000,000 shares of common stock with a par value of $0.001 and 100,000,000 shares of preferred stock with a par value of $0.001 to 500,000,000 shares of common stock with a par value of $0.001 and 500,000,000 shares of preferred stock with a par value of $0.001. Our issued and outstanding share capital has increased from 10,335,000 shares of common stock to 51,675,000 shares of common stock.

Item 7.01.	Regulation FD Disclosure

The forward stock split became effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on October 3, 2006 under the new stock symbol “SORD”. Our new CUSIP number is 84467T 20 5.

Item 9.01.	Financial Statements and Exhibits.

99.1        Certificate of Change filed with the Secretary of State of Nevada on September 21, 2006 and which is effective October 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHRIDGE ENTERPRISES INC.

/s/ Alex Smid

Alex Smid, President

Date: October 2, 2006